As filed with the Securities and Exchange Commission on February 24, 2014

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Silicon Graphics International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	32-0047154 (I.R.S. Employer Identification No.)

900 N. McCarthy Blvd.
Milpitas, California 95035
(669) 900-8000
(Address of Principal Executive Offices)

2005 Equity Incentive Plan
2005 Employee Stock Purchase Plan
(Full Title of the Plan)

_______________________________________________________________

Jennifer W. Pileggi, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Silicon Graphics International Corp.
900 N. McCarthy Blvd.
Milpitas, California 95035
 (669) 900-8000
(name, address and telephone number, including area code of agent for service)

__________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share, issuable under the 2005 Equity Incentive Plan	798,805	$12.06	$9,633,588.30	$1240.81
Common Stock, $0.001 par value per share, issuable under the 2005 Employee Stock Purchase Plan	365,263	$12.06	$4,405,071.78	$567.37
Total	1,164,068 shares	$12.06	$14,038,660.08	$1,808.18

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Common Stock of Silicon Graphics International Corp. (the “Registrant”) that become issuable in respect of the shares identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock on February
20, 2014, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE:

This Registration Statement on Form S-8 is being filed by Silicon Graphics International Corp. (the “Registrant”) pursuant to General Instruction E of Form S-8 for the purpose of registering an additional (a) 798,805 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2005 Equity Incentive Plan and (b) 365,263 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2005 Employee Stock Purchase Plan. This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of registered securities will begin as soon as reasonably practicable after such effective date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission, File Nos. 333-125760, 333-132564, 333-135677, 333-140994, 333-150102, 333-160464, 333-165847, 333-173210, 333-180205 and 333-186783, which relate to the Registrant's 2005 Equity Incentive Plan and 2005 Employee Stock Purchase Plan, are incorporated herein by reference.

PART II

INFORMATION REQURIED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Ex. No.	File No.	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	10-Q	3.1	000-51333	8/12/2005

4.2	Amended and Restated Bylaws	8-K	3.2	000-51333	3/7/2008

5.1	Opinion of Ropes & Gray LLP					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (contained on the signature page hereto)					X

99.1	2005 Equity Incentive Plan, as amended	10-K	10.3	000-51333	9/10/2012

99.2	2005 Employee Stock Purchase Plan	10-K	10.5	000-51333	9/10/2012

99.3	Form of Option Agreement and Grant Notices Under the 2005 Equity Incentive Plan	8-K	10.2	000-51333	9/5/2005

99.4	Form of Stock Bonus Award Agreement and Grant Notice Under the 2005 Equity Incentive Plan	8-K	10.3	000-51333	9/5/2005

99.5	Form of 2005 Equity Incentive Plan Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement	10-K	10.16	000-51333	9/10/2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 21st day of February, 2014.

Silicon Graphics International Corp. /s/ Jennifer W. Pileggi
Jennifer W. Pileggi Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jorge L. Titinger and Jennifer W. Pileggi, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jorge L. Titinger	President and Chief Executive Officer, Director
Jorge L. Titinger	(Principal Executive Officer)	February 21, 2014

/s/ Robert J. Nikl	Chief Financial Officer
Robert J. Nikl	(Principal Financial Officer)	February 21, 2014

/s/ Mekonnen Asrat	Vice President, Corporate Controller and
Mekonnen Asrat	Principal Accounting Officer	February 21, 2014

/s/ Ronald D. Verdoorn
Ronald D. Verdoorn	Chairman of the Board	February 21, 2014

/s/ Charles M. Boesenberg
Charles M. Boesenberg	Director	February 21, 2014

/s/ Gary A. Griffiths
Gary A. Griffiths	Director	February 21, 2014

/s/ General Michael W. Hagee
General Michael W. Hagee	Director	February 21, 2014

/s/ Douglas R. King
Douglas R. King	Director	February 21, 2014

/s/ Hagi Schwartz
Hagi Schwartz	Director	February 21, 2014

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Ex. No.	File No.	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	10-Q	3.1	000-51333	8/12/2005

4.2	Amended and Restated Bylaws	8-K	3.2	000-51333	3/7/2008

5.1	Opinion of Ropes & Gray LLP					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (contained on the signature page hereto)					X

99.1	2005 Equity Incentive Plan, as amended	10-K	10.3	000-51333	9/10/2012

99.2	2005 Employee Stock Purchase Plan	10-K	10.5	000-51333	9/10/2012

99.3	Form of Option Agreement and Grant Notices Under the 2005 Equity Incentive Plan	8-K	10.2	000-51333	9/5/2005

99.4	Form of Stock Bonus Award Agreement and Grant Notice Under the 2005 Equity Incentive Plan	8-K	10.3	000-51333	9/5/2005

99.5	Form of 2005 Equity Incentive Plan Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement	10-K	10.16	000-51333	9/10/2012

Exhibit 5.1

February 21, 2014

Silicon Graphics International Corp.
900 N. McCarthy Blvd.
Milpitas, California 95035

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with a registration statement on Form S-8 (the “Registration Statement”), filed by Silicon Graphics International Corp., a Delaware corporation (the “Company”), on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 1,164,068 shares of the Company's Common Stock (the “Shares”).  The Shares are issuable under the Company's 2005 Equity Incentive Plan and the Company's 2005 Employee Stock Purchase Plan (collectively, the “Plans”).

We are familiar with the actions taken by the Company in connection with the adoption of the Plans. We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinion set forth herein.  In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinion expressed below is limited to the Delaware General Corporation Law.

For purposes of the opinion expressed below, we have assumed that a sufficient number of authorized but unissued shares of the Company's Common Stock will be available for issuance when the Shares are issued.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Ropes & Gray LLP Ropes & Gray LLP

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Silicon Graphics International Corp. and subsidiaries (collectively, the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated September 9, 2013, appearing in the Annual Report on Form 10-K of the Company for the year ended June 28, 2013.

/s/ Deloitte & Touche LLP

San Jose, California
February 21, 2014